Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

Storage Alliance, Inc.

Calgary, Canada

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2003 relating to the consolidated financial statements of Storage Alliance Inc. (the "Company", formerly known as Cascadia Capital Corporation), appearing in the Company's Annual Report on Form 10-KSB for the year ended October 31, 2002. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Dunwoody LLP

BDO Dunwoody LLP

Calgary, Canada

September 30, 2003